JOHN HANCOCK SPECIAL EQUITIES FUND


                  Instrument Increasing Number of Trustees and
                     Appointing Individuals to Fill Vacancy

     The undersigned, constituting a majority of the Trustees of the above listed Trust, of which is a Massachusetts voluntary association established pursuant to a Declaration of Trust duly filed with the Secretary of the Commonwealth of Massachusetts, do hereby with respect to the Trust to be effective July 1, 1996:

     a) pursuant to Section 2.3 of the Declaration of Trust, increase the number of Trustees from eight to sixteen; and

     b) pursuant to Section 2.15 of the Declaration of Trust, appoint Douglas M. Costle, Leland O. Erdahl, Michael P. DiCarlo, Richard A. Farrell, William
     F. Glavin, Anne C. Hodsdon,  Patti McGill Peterson,  John A. Moore and John
     W. Pratt to fill vacancies, such appointments to become effective upon such individuals accepting in writing such appointment and agreeing to be bound by the terms of the Declaration of Trust and such individuals to hold office until the earlier occurrence of any of the events specified in the first sentence of Section 2.15 of the Declaration of Trust.


     IN WITNESS WHEREOF, the undersigned being at least a majority of the Trustees of the Trust, have executed this amendment as of the 21st day of May, 1996.

     /s/Dennis S. Aronowitz                            /s/ Gail D. Fosler
     ---------------------------                       -------------------------
     Dennis S. Aronowitz                               Gail D. Fosler

     /s/Edward J. Boudreau, Jr.
     ---------------------------                       -------------------------
     Edward J. Boudreau, Jr.                           Richard S. Scipione

     /s/Richard P. Chapman, Jr.                        /s/Edward J. Spellman
     ---------------------------                       -------------------------
     Richard P. Chapman, Jr.                           Edward J. Spellman

     /s/William J. Cosgrove
     ---------------------------
     William J. Cosgrove

     The Declaration, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

COMMONWEALTH OF MASSACHUSETTS   )
                                )ss
COUNTY OF SUFFOLK               )



     Then personally appeared the above-named Edward J. Boudreau, Jr., Dennis S. Aronowitz, Richard P. Chapman, Jr., Gail D. Fosler, and Edward J. Spellman, who each acknowledged the foregoing instrument to be his or her fee act and deed, before me, this 21st day of May 1996.



                                                Anne Marie Kalapinski
                                                -------------------------------
                                                Notary Public

                                                My Commission Expires: 10/20/00